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                                                                   EXHIBIT 10.15

                  AMENDMENT TO 1993 STOCK OPTION PLAN OF UNITED


The following sets forth the entire text of the proposed amendment to the 1993 Stock Option Plan of United, as amended and restated effective June 2001 (the "Plan"):


         Section 2.1 of the Plan shall be amended by adding the following two definitions immediately following the definition of "Board," numbered appropriately, and by renumbering the balance of definitions in Section 2.1 appropriately:

                  "CLASS A STOCK" means the Class A Common Stock, $0.01 par value, of UnitedGlobalCom.

                  "CLASS B STOCK" means the Class B Common Stock, $0.01 par value, of UnitedGlobalCom.

         Section 2.1 of the Plan shall be further amended by deleting in its entirety the definition of "Fair Market Value" and inserting the following definition in lieu thereof:

                  "FAIR MARKET VALUE" of a share of Class A Stock or Class B Stock shall be the last reported sale price of the Class A Stock or Class B Stock, as applicable, on the NASDAQ National Market System on the day the determination is to be made, or if no sale took place on such day, the average of the closing bid and asked prices of the Class A Stock or Class B Stock, as applicable, on the NASDAQ National Market System on such day, or if the market is closed on such day, the last day prior to the date of determination on which the market was open for the transaction of business, as reported by the NASDAQ National Market System. If, however, the Class A Stock or the Class B Stock is listed or admitted for trading on a national securities exchange, the Fair Market Value of a share of Class A Stock or Class B Stock shall be the last sale price or, if no sales took place, the average of the closing bid and asked prices of the Class A Stock or the Class B Stock, as applicable, on the day the determination is to be made, or if the market is closed on such day, the last day prior to the date of determination on which the market was open for the transaction of business, as reported in the principal consolidated transaction reporting system for the principal national securities exchange on which the Class A Stock or Class B Stock is listed or admitted for trading. If the Class A Stock is not listed or traded on the NASDAQ National Market System or on any national securities exchange, the Fair Market Value of the Class A Stock for purposes of the grant of Options under the Plan shall be determined by the Committee in good faith. If the Class B Stock is not listed or traded on the NASDAQ National Market System or on any national securities exchange, the Fair Market Value of the Class B Stock for purposes of

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                  the grant of Options under the Plan shall be equal to the Fair
                  Market Value of the Class A Stock.

         Section 2.1 shall be also amended by deleting the definition of "Stock" and inserting in lieu thereof the following:

                  "STOCK" means the Class A Stock and the Class B Stock.

         The first sentence of Section 4.1 of the Plan shall be deleted and replaced with the following:

                  The total number of Shares as to which Options may be granted pursuant to the Plan shall be an aggregate of 39,200,000 Shares, which may be any combination of Class A Stock or Class B Stock as the Committee shall determine in its sole discretion; provided however, that no more than 3,000,000 Shares as to which Options may be granted may be Class B Stock.

         The first sentence of Section 5.1 of the Plan shall be amended in its entirety to provide as follows:

                  5.1 IN GENERAL. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select Option Holders from among Eligible Employees and Eligible Consultants to whom Options would be granted and shall specify the number of Shares subject to each Option and whether the Shares subject to such Option are Class A Stock or Class B Stock subject to each Option and such other terms and conditions of each Option as the Committee may deem necessary or desirable and consistent with the terms of the Plan.

         Section 5.2 of the Plan shall be amended in its entirety to provide as follows:

                  The maximum number of Shares of Class A Stock and Class B Stock in the aggregate that may be subject to all Options granted to an Option Holder in a calendar year is 5,000,000 Shares.


         Article VI, Stock Options, of the Plan shall be amended by adding a new
Section 6.6 thereof to read as follows:

                  6.6 SHARES SUBJECT TO OPTION. The Committee may, in its sole and absolute discretion, amend a previously granted Option (provided that such Option was granted after December 3, 2001) to provide that the shares of Stock covered by such Option shall be Class B Stock or that, upon exercise of the Option, the Option Holder will be issued shares of Class B Stock in lieu of shares of Class A Stock. Such amendment may be made in whole or in part with respect to the number of shares of Stock underlying the Option. Notwithstanding the foregoing, no such amendment shall be effective without the consent of the Option Holder.

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                  All other terms of the Option shall remain in effect. If an
                  Option is amended pursuant to the first sentence of this section, the number of shares of Class A Stock that are no longer covered by the Option or that were not issued upon exercise of the Option shall again be available for grant under the Plan, and the number of shares of Class B Stock that are covered by the Option or that are issued upon exercise of the Option shall reduce the number of shares of Class B Stock available for grant under the Plan.

         Subsection 6.3(a) shall be amended in its entirety to provide as follows:

                  (a) NUMBER OF SHARES. Each Option Certificate shall state that it covers a specified number of shares of Stock and state whether the Stock covered is Class A Stock or Class B Stock, all as determined by the Committee.

         Except as amended as stated above, the Plan shall continue in full force and effect.